UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 23, 2003

Anacomp, Inc.

(Exact name of registrant as specified in charter)

Indiana	001-08328	35-1144230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15378 Avenue of Science, San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (858) 716-3400

Not Applicable
(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

Exhibit No.	Description
99	Slides used in investor presentations

Item 9.  Regulation FD Disclosure.

Attached hereto as Exhibit 99, which is incorporated herein by reference, is a copy of slides used by the Company in making an investor presentation and that are expected to be used in subsequent presentations to interested parties.  This information is not “filed” pursuant to the Securities Exchange Act and is not incorporated by reference into any Securities Act registration statements.  Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.  Any information in this report supercedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anacomp, Inc.

Date: October 23, 2003	By:	/s/ Paul J. Najar
Executive Vice President, Administration and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99	Slides used in investor presentations